UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2017

BNC Bancorp

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-50128	47-0898685
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3980 Premier Drive, Suite 210 High Point, North Carolina	27265
(Address of Principal Executive Offices)	(Zip Code)

(336) 476-9200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 16, 2017, pursuant to the Agreement and Plan of Merger, dated as of January 22, 2017 (the “Merger Agreement”), by and among Pinnacle Financial Partners, Inc. (“Pinnacle”), BNC Bancorp (“BNC”) and Blue Merger Sub, Inc., a direct, wholly owned subsidiary of Pinnacle (“Merger Sub”), Merger Sub merged with and into BNC (the “Merger”), with BNC surviving the Merger (the “Surviving Company”). Immediately following the Merger and as a part of a single integrated transaction, Pinnacle caused the Surviving Company to be merged with and into Pinnacle (the “Second Step Merger” and together with the Merger, the “Mergers”), with Pinnacle as the surviving entity. Immediately following the Second Step Merger, Bank of North Carolina, a North Carolina state bank and a wholly owned subsidiary of BNC, merged with and into Pinnacle Bank, a Tennessee state bank and a wholly owned subsidiary of Pinnacle (the “Bank Merger”).

Pursuant to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), outstanding shares of common stock, no par value, of BNC (“BNC Common Stock”), together with shares of restricted stock issued prior to December 31, 2016, were converted into the right to receive 0.5235 shares (the “Exchange Ratio”) of Pinnacle’s common stock, $1.00 par value per share (“Pinnacle Common Stock”), with cash paid in lieu of issuing fractional shares of Pinnacle Common Stock. As a result of the Merger, Pinnacle will deliver approximately 27.6 million shares of Pinnacle Common Stock to former holders of BNC common stock. At the Effective Time, each outstanding option to purchase shares of BNC Common Stock that was not vested was accelerated and each option that was not exercised was cancelled and the holders of any such options will receive an amount in cash equal to the product of (x) the excess, if any, of the average closing prices of Pinnacle Common Stock for the ten (10) trading days ending on the trading day immediately preceding the closing date of the Merger (adjusted for the Exchange Ratio), over the exercise price of each such option and (y) the number of shares of BNC Common Stock subject to each such option.

In addition, at the Effective Time, each outstanding BNC restricted stock award granted on or after December 31, 2016 was converted into a restricted stock award relating to shares of Pinnacle Common Stock, with the same terms and conditions as were applicable under such award, and relating to the number of shares of Pinnacle Common Stock, determined by multiplying (i) the number of shares of BNC Common Stock subject to such BNC restricted stock award immediately prior to the Effective Time by (ii) the Exchange Ratio.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 15, 2017, BNC notified the NASDAQ Global Select Market (“NASDAQ”) that it anticipated that the Merger would be completed on the morning of June 16, 2017, and requested that NASDAQ suspend trading of BNC Common Stock on NASDAQ and remove BNC Common Stock from listing on NASDAQ, in each case, prior to market open on June 16, 2017. BNC has also requested that NASDAQ file a notification of removal from listing of BNC Common Stock on Form 25 with U.S. Securities and Exchange Commission (the “SEC”).

Additionally, BNC intends to file with the SEC certifications on Form 15 under the Securities Exchange Act of 1934 (the “Exchange Act”) to request the deregistration of the Company’s Common Stock under Section 12 of the Exchange Act and the suspension of BNC’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as practicable.

The information set forth in Item 2.01 is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 and Item 3.01 is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01 is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As of the Effective Time, BNC’s directors and executive officers ceased serving in such capacities. Harold R. Carpenter and Hugh M. Queener, who served as directors of Merger Sub, were appointed as directors of BNC and served in such capacity for the minute in time between the consummation of the Merger and the Second Step Merger. M. Terry Turner, who served as President of Merger Sub, Hugh M. Queener, who served as Vice President and Secretary of Merger Sub, and Harold R. Carpenter, who served as Vice President and Treasurer of Merger Sub, were appointed to the same executive officer positions in BNC and served in such capacities for the minute in time between the consummation of the Merger and the Second Step Merger.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, as of the Effective Time, the Articles of Incorporation and the Bylaws of Merger Sub became the organizational documents of BNC. The Articles of Incorporation and the Bylaws of BNC, effective as of the Effective Time, are filed as Exhibits 3.1 and 3.2 of this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

As of the effective time of the Second Step Merger, the Articles of Incorporation and the Bylaws of BNC ceased to be in effect by operation of law and the organizational documents of Pinnacle (as successor to BNC by operation of law) remained the Amended and Restated Charter, as amended, and Bylaws of Pinnacle, consistent with the terms of the Merger Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 22, 2017, by and among Pinnacle Financial Partners, Inc., BNC Bancorp and Blue Merger Sub, Inc. (Attached as Exhibit 2.1 to BNC Bancorp’s Current Report on Form 8-K, filed with the SEC on January 23, 2017, and incorporated herein by reference).*

3.1	Articles of Incorporation of BNC Bancorp, as of June 16, 2017.

3.2	Bylaws of BNC Bancorp, as of June 16, 2017.

*	The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the United States Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC., as successor to BNC BANCORP

	By:	/s/ Harold R. Carpenter
	Name:	Harold R. Carpenter
	Title:	Executive Vice President and Chief Financial Officer
Date: June 16, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 22, 2017, by and among Pinnacle Financial Partners, Inc., BNC Bancorp and Blue Merger Sub, Inc. (Attached as Exhibit 2.1 to BNC Bancorp’s Current Report on Form 8-K, filed with the SEC on January 23, 2017, and incorporated herein by reference).*

3.1	Articles of Incorporation of BNC Bancorp, as of June 16, 2017.

3.2	Bylaws of BNC Bancorp, as of June 16, 2017.

*	The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the United States Securities and Exchange Commission upon request.